Exhibit 10.1

ADVISORY AGREEMENT

Party A: Golden Heaven Group Holdings Ltd.
Authorized Representative:

Party B: YITONG ASIA INVESTMENT PTE. LTD.
Authorized Representative:

WHEREAS, Party A wishes to engage Party B to provide advisory services relating to corporate strategy, capital markets, investments, and mergers and acquisitions, and the Parties, following mutual consultation, have agreed as follows:

1. Scope and Term of Services

1.1 Party A hereby engages Party B to provide advisory services relating to corporate strategy, capital markets, investments, and mergers and acquisitions. The specific scope of work shall be separately confirmed by the Parties in writing.

1.2 The term of the services under this Agreement shall commence on the date this Agreement becomes effective and continue for twelve (12) months.

2. Advisory Fee (Share-Based Payment)

2.1 The total advisory fee payable by Party A to Party B under this Agreement shall be $10,000.

2.2 In consideration of the advisory services provided by Party B, Party A agrees to issue to Party B 6,000,000 Class B ordinary shares (the “Fee Shares”) as full payment of all advisory fees payable to Party B under this Agreement.

2.3 The Parties acknowledge and agree that the 6,000,000 Class B ordinary shares described above constitute the full and complete consideration payable by Party A for all services to be performed by Party B under this Agreement. Party A shall issue the Fee Shares within seven (7) Business Days after this Agreement becomes effective and shall ensure that the Fee Shares are fully paid and free and clear of any encumbrances.

3. Lock-Up of Shares

Party B agrees that, for a period of twelve (12) months from the date of issuance of the Fee Shares, it shall not transfer, sell, or otherwise dispose of any Fee Shares; provided, however, that the foregoing restriction shall not apply to any transfer approved in writing by Party A’s board of directors or any transfer to an Affiliate of Party B, so long as the transferee agrees to be bound by the same lock-up restrictions.

4. Representations and Warranties of Party A

Party A represents and warrants that it has the full and valid right, power, and authority to execute and perform this Agreement; that it is authorized to issue the Fee Shares contemplated by this Agreement; that the issuance of the Fee Shares will be lawful and valid; and that it will complete the issuance of the Fee Shares in accordance with this Agreement.

5. Representations and Warranties of Party B

Party B represents and warrants that it possesses the professional expertise and capabilities necessary to provide the advisory services contemplated by this Agreement, accepts the Fee Shares as full consideration for such services, and will provide the advisory services in accordance with this Agreement.

6. Confidentiality

The Parties acknowledge that the existence and contents of this Agreement, together with any non-public information of the other Party obtained in connection with the performance of this Agreement, constitute confidential information. Each Party shall keep such confidential information confidential. The obligations under this Section 6 shall survive the termination of this Agreement for one (1) year.

7. Limitation of Liability

Party B shall provide the services in accordance with applicable professional standards but does not guarantee any particular outcome or result. Except in cases of gross negligence or willful misconduct, Party B’s aggregate liability shall not exceed the fair value of the Fee Shares issued under this Agreement.

8. Termination

This Agreement shall terminate upon the occurrence of any of the following:

8.1 the expiration of the service term, unless the Parties agree to renew this Agreement;

8.2 the mutual written agreement of the Parties to terminate this Agreement;

8.3 a material breach of this Agreement by either Party that remains uncured for thirty (30) days after such Party receives notice of the breach from the other Party; or

8.4 either Party becoming subject to bankruptcy or liquidation proceedings.

9. Liability for Breach

If Party A fails to issue all of the Fee Shares within the period specified in this Agreement, Party A shall pay Party B liquidated damages for each day of delay in an amount equal to 0.05% of the fair value of the applicable Fee Shares, until Party A has fully performed its issuance obligation.

10. Dispute Resolution and Governing Law

Any dispute arising out of or in connection with this Agreement shall first be resolved through amicable consultation between the Parties. If the dispute cannot be resolved through consultation, either Party may submit the dispute to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in accordance with the arbitration rules of HKIAC then in effect at the time the notice of arbitration is submitted. The arbitral award shall be final and binding upon both Parties.

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

11. Miscellaneous

11.1 This Agreement constitutes the entire agreement between the Parties with respect to the advisory services contemplated hereby. Any amendment to this Agreement must be made in writing.

11.2 Party A shall comply with the applicable disclosure obligations under the Nasdaq rules and relevant requirements of the U.S. Securities and Exchange Commission.

11.3 This Agreement is executed in two (2) counterparts, with each Party retaining one (1) counterpart, and shall become effective on the date on which it is signed by the authorized representatives of both Parties and affixed with their respective company seals (or contract seals). Scanned copies and electronically signed copies confirmed by both Parties shall have the same legal effect as original counterparts.

[Remainder of Page Intentionally Left Blank]

[Signature Page to the Advisory Agreement]

PARTY A:
Golden Heaven Group Holdings Ltd.

Authorized Representative (Signature):

Date: __________________

PARTY B:
YITONG ASIA INVESTMENT PTE. LTD.

Authorized Representative (Signature):

Date: __________________

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